UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 14, 2014

Commission File Number:  000-54014

VistaGen Therapeutics, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

20-5093315
(IRS Employer Identification No.)

343 Allerton Avenue, South San Francisco, California 94080
(Address of principal executive offices)

650-577-3600
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Effective August 14, 2014, VistaGen Therapeutics, Inc. (the “Company”) filed a Certificate of Change with the Nevada Secretary of State (the “Certificate of Change”) to effect a 1-for-20 reverse split of the Company’s authorized, and issued and outstanding shares of common stock, par value $0.001 per share (“Common Stock”)  (the “Reverse Split”). No fractional shares will be issued as a result of the Reverse Split. Instead, the Company will issue one whole post-split share of Common Stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Split. Copies of the Certificate of Change and the Company's press release announcing the implementation of the Reverse Split are attached hereto as Exhibits 3.1 and 99.1, respectively, and are incorporated by reference herein.

The Reverse Split was approved by the Financial Industry Regulatory Authority (“FINRA”) on August 13, 2014, and will become effective on the OTCQB at the opening of trading on August 14, 2014 under the symbol “VSTAD”. The “D” will appear on the Company's ticker symbol for the next 20 business days. After 20 business days, the Company’s Common Stock will resume trading under the symbol “VSTA”. The Company's new CUSIP number is 92840H202.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VistaGen Therapeutics, Inc.

Date:   August 14, 2014

By:	/s/ Shawn K. Singh
Name: Shawn K. Singh, JD
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Change of VistaGen Therapeutics, Inc., filed August 11, 2014
99.1	Press Release, dated August 13, 2014